Exhibit 99.1

Press Contact:

Diane Hockenberry

Iridium Communications Inc.

+1 (703) 287-7421

Diane.hockenberry@iridium.com

IRIDIUM PROMOTES KEY EXECUTIVES TO CHIEF ADMINISTRATIVE OFFICER AND CHIEF OPERATING OFFICER

THOMAS FITZPATRICK AND SCOTT SMITH ASSUME ADDITIONAL RESPONSIBILITIES, BECOME CORPORATE DIRECTORS

MCLEAN, Va. – (August 9, 2013) – Iridium Communications Inc. (Nasdaq: IRDM) today announced the promotion of two Company executives, Thomas J. Fitpzatrick and S. Scott Smith, expanding their roles to further round out its leadership team and support the development of Iridium NEXT, Iridium’s second-generation satellite constellation.

Thomas J. Fitzpatrick expands his current role of Chief Financial Officer to include Chief Administrative Officer. His additional role now includes oversight of information technology and billing functions in addition to his previous responsibilities over corporate finance and human resources. Since joining Iridium in 2010, his tenure has been instrumental ensuring Iridium’s long-term future.

S. Scott Smith has been promoted to Chief Operating Officer, assuming responsibility for Company ground and satellite operations in addition to his oversight of technology development. In this new role, Smith is responsible for all ground and space technical operations, ensuring the highest quality experience for Iridium’s customers, and a smooth transition to Iridium NEXT which is scheduled for launch beginning in early 2015.

Both Fitzpatrick and Smith have also been appointed to Iridium’s Board of Directors which now consists of three Company management and eight independent directors.

“Tom and Scott have been integral to Iridium’s success over the past several years, both demonstrating exceptional leadership and commitment to the growth of our Company and the advancement of Iridium NEXT,” said Matt Desch, Iridium’s CEO. “These appointments will streamline our abilities to provide the best support for Iridium stakeholders in anticipation of the fast-approaching deployment of Iridium NEXT.”

Iridium filed a Form 8-K with the Securities and Exchange Commission this morning related to this announcement. A copy of the filing and biographies for Fitzpatrick and Smith can be found at www.iridium.com.

About Iridium Communications Inc.

Iridium® is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ever-expanding ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. The company has a major development program underway for its next-generation network — Iridium NEXT. Iridium Communications Inc. is headquartered in McLean, Va., U.S.A., and its common stock trades on the NASDAQ Global Select Market under the ticker symbol IRDM. For more information about Iridium products, services and partner solutions, visit www.iridium.com.

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the development and deployment of the

Iridium NEXT system. Other forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the health, capacity and content of Iridium’s current satellite constellation and the development of and transition to Iridium NEXT, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the company’s Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission (“SEC”) on March 5, 2013, and the company’s Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 1, 2013. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.

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